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                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to The Stanley Works Supplemental Retirement and Account Value Plan for Salaried Employees, The Stanley Works 1997 Long Term Incentive Plan Agreement, dated June 28, 1998 between The Stanley Works and Stef G. H. Kranendijk, Stock Option Grants to Larry Porcellato and John Marsland dated March 24, 1999 and to Hans-Gerd Fuchtenkort on May 19, 1999, of our reports dated January 26, 2000 and March 24, 2000, with respect to the consolidated financial statements of The Stanley Works incorporated by reference in its Annual Report (Form 10-K) for the year ended January 1, 2000 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                                 /s/ Ernst & Young LLP

Hartford, Connecticut
July 26, 2000